Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ******.

SHARE EXCHANGE AGREEMENT

by and among

QUALCOMM VENTURES LLC

and

ECARX HOLDINGS INC.

Dated as of July 7, 2026

TABLE OF CONTENTS

Section 1.1    Defined Terms    1
Section 1.2    Interpretation and Rules of Construction    6
Article II SHARE EXCHANGE    7
Section 2.1    Share Exchange    7
Section 2.2    Closing    7
Section 2.3    Closing Deliveries by the Company    8
Section 2.4    Closing Deliveries by the Investor    8
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY    8
Section 3.1    Existence and Power    8
Section 3.2    Authorization; Execution and Delivery; Binding Obligations    8
Section 3.3    Valid Issuance of the Company Exchange Shares    9
Section 3.4    Capitalization    9
Section 3.5    No Violation    10
Section 3.6    Governmental Consents and Approvals    10
Section 3.7    Litigation    10
Section 3.8    Compliance with Law    10
Section 3.9    SEC Reports    11
Section 3.10    Financial Statements    11
Section 3.11    No Material Adverse Effect    11
Section 3.12    Anti-Corruption Laws    11
Section 3.13    Exempt Offering; Investment Company    12
Section 3.14    Brokers    12
Section 3.15    Outbound Investment Rules    12
Section 3.16    No Special Rights    12
Section 3.17    No Additional Representations    12
Article IV REPRESENTATIONS AND WARRANTIES OF THE INVESTOR    13
Section 4.1    Existence    13
Section 4.2    Authorization; Execution and Delivery; Binding Obligations    13
Section 4.3    Title to the Investor Exchange Shares    13
Section 4.4    No Violation    13
Section 4.5    Governmental Consents and Approvals    14
Section 4.6    Litigation    14
Section 4.7    Status and Investment Intent.    14
Section 4.8    Legend    15
Section 4.9    Brokers    15
Section 4.10    No Additional Representations    16
Article V ADDITIONAL AGREEMENTS    16
Section 5.1    Confidentiality    16
Section 5.2    Tax Matters    16
Section 5.3    Lock Up Period    17
Section 5.4    Anti-Corruption Laws    17
Article VI INDEMNIFICATION    18
i

Section 6.1    Survival of Representations and Warranties    18
Section 6.2    Indemnification by the Company    18
Section 6.3    Limits on Indemnification by the Company    18
Section 6.4    Indemnification by the Investor    19
Section 6.5    Limits on Indemnification by the Investor    19
Section 6.6    Third-Party Claims    19
Section 6.7    Exclusive Remedy    20
Article VII MISCELLANEOUS    20
Section 7.1    Notices    20
Section 7.2    Specific Performance    21
Section 7.3    Adjustments for Share Splits, etc    21
Section 7.4    Amendment    21
Section 7.5    Waiver and Extension    21
Section 7.6    Fees and Expenses    22
Section 7.7    Assignment    22
Section 7.8    No Third-Party Beneficiaries    22
Section 7.9    Governing Law; Arbitration    22
Section 7.10    Entire Agreement    23
Section 7.11    Severability    23
Section 7.12    Counterparts    23

ii

This SHARE EXCHANGE AGREEMENT, dated as of July 7, 2026 (this “Agreement”), is by and between Qualcomm Ventures LLC, a Delaware limited liability company (the “Investor”) and ECARX Holdings Inc., a Cayman Islands exempted company (the “Company”). The Investor and the Company are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, the Investor directly owns certain shares of DreamSmart Technology Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore (“DreamSmart”); and
WHEREAS, the Investor desires to sell 12,238,345 Series B preferred shares, par value US$1.029550972782676 per share, of DreamSmart, (collectively, the “Investor Exchange Shares”) held by the Investor, to the Company and the Company desires to issue and sell 10,329,562 Company Class A Ordinary Shares (as defined below) (the “Company Exchange Shares”) to the Investor in exchange for the Investor Exchange Shares, and on the terms and subject to the conditions set forth herein (such exchange, the “Share Exchange”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties to this Agreement hereby agree as follows:
Article I

DEFINITIONS
Section 1.1Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:
“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation, whether known or unknown, pleaded or unpleaded, direct or indirect, matured or un-matured, material or immaterial, contingent or absolute, by or before any Governmental Authority.
“Affiliate” means, with respect to any Person, any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, and individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.
“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.
“Anti-Corruption Laws” shall have the meaning ascribed to this term in Section 3.12.
“Breaching Party” shall have the meaning ascribed to this term in Section 5.2(e).

“Business Day” means, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable Laws or executive order to be closed in the PRC, Hong Kong, the Cayman Islands or New York.
“Closing” shall have the meaning ascribed to this term in Section 2.2.
“Closing Date” shall have the meaning ascribed to this term in Section 2.2.
“Company” shall have the meaning ascribed to this term in the preamble to this Agreement.
“Company Class A Ordinary Shares” means Class A ordinary shares, par value US$0.000005 per share, of the Company.
“Company Class B Ordinary Shares” means Class B ordinary shares, par value US$0.000005 per share, of the Company.
“Company Exchange Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.
“Company Fundamental Reps” means the representations and warranties of the Company contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.5(a).
“Company Group Companies” means Company and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries, including any variable interest entity controlled by and consolidated with the Company.
“Company Indemnified Party” shall have the meaning ascribed to this term in Section 6.4.
“Company Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, Liabilities, operations, results of operations or financial condition of the Company Group Companies, taken as a whole, or (b) the authority or ability of the Company to perform its obligations under this Agreement or any of the Transaction Agreements; provided, however, that for purposes of clause (a) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall any such exceptions be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by this Agreement and/or any Transaction Agreement, (ii) any effect that results from changes affecting any of the industries in which Company or the Company Group Companies operate generally or the economy generally, (iii) any effect that results from changes affecting general worldwide economic or capital market conditions, provided that any such changes in (ii) and (iii) do not disproportionately affect the Company Group Companies, taken as a whole, in any material respect relative to other similarly situated participants in the industry in which they operate, (iv) any earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (v) any failure to meet any internal or public projections, forecasts or guidance, provided that the underlying causes that lead to any failure to meet any internal or public projections, forecasts or guidance as set forth in (v) are not included under this clause (v), or (vi) any change in Company’s share price or trading volume, in and of itself, provided that the underlying causes that lead to any change in Company’s stock price or trading volume are not included under this clause (vi).
“Company SEC Reports” means, for purposes of the representations and warranties of the Company at the signing of this Agreement, any publicly available effective registration statement, prospectus, report, form, schedule or definitive proxy statement filed by the Company with the SEC under the Exchange Act at any time on or after January 1, 2012 through the date that is three (3) Business Days prior to the date of this Agreement.
“Confidential Information” shall have the meaning ascribed to this term in Section 5.1.
“Dispute” shall have the meaning ascribed to this term in Section 7.9(b).
“DreamSmart” shall have the meaning ascribed to this term in the recitals to this Agreement.
“DreamSmart Group Companies” means DreamSmart and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by DreamSmart directly or indirectly through one or more intermediaries, including any variable interest entity controlled by and consolidated with DreamSmart.
“DreamSmart Investor Agreement” shall have the meaning ascribed to this term in Section 4.3.
“Encumbrance” means with respect to any asset (including any security) any security interest, pledge, hypothecation, mortgage, lien, license, claim, charge, title retention, right to acquire, option, levy, proxy, right of first refusal, and any other encumbrance or condition, whatsoever.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FCPA” shall have the meaning ascribed to this term in Section 3.12(a).
“FINRA” shall have the meaning ascribed to this term in Section 4.7(f).
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“HKIAC” shall have the meaning ascribed to this term in Section 7.9(b)(i).

“HKIAC Rules” shall have the meaning ascribed to this term in Section 7.9(b)(i).
“Indemnified Party” means a Company Indemnified Party or an Investor Indemnified Party, as the case may be.
“Indemnifying Party” means Company pursuant to Section 6.2 or the Investor pursuant to Section 6.4, as the case may be.
“Investor” shall have the meaning ascribed to this term in the preamble to this Agreement.
“Investor Exchange Shares” shall have the meaning ascribed to this term in the recitals to this Agreement.
“Investor Fundamental Reps” means the representations and warranties of the Investor contained in Section 4.1, Section 4.2, Section 4.3 and Section 4.4(a).
“Investor Indemnified Party” shall have the meaning ascribed to this term in Section 6.2.
“Knowledge” (a) when used in reference to the Company, means the knowledge of Ziyu Shen, in his capacity as chief executive officer of the Company, and, (b) when used in reference to the Investor, means the knowledge of ****** and ******in their capacities as investment managers of the Investor.
“Law” or “Laws” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
“Liability” means any liability, cost, expense (including reasonable attorneys’ fees), debt or obligation of any kind, character or description, and whether known or unknown, accrued, absolute, determined, determinable, contingent or otherwise, and regardless of when asserted or by whom.
“Lien” means any pledge, lien, charge, right of first refusal or other option to purchase or otherwise acquire any interest, easement, security interest or other encumbrance.
“Loss” shall have the meaning ascribed to this term in Section 6.2.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Non-Breaching Parties” shall have the meaning ascribed to this term in Section 5.2(e).
“Organizational Documents” means, with respect to an entity, its certificate of incorporation, articles of incorporation, by-laws, articles of association, memorandum of association, certificate of trust, trust agreement, partnership agreement, limited partnership agreement, certificate of formation, limited liability company agreement or operating agreement, as applicable.

“Party” and “Parties” shall have the meaning ascribed to this term in the preamble to this Agreement.
“Permit” means a permit, license, franchise or authorization from a Governmental Authority.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
“PRC” means the People’s Republic of China.
“Providing Party” shall have the meaning ascribed to this term in Section 5.1.
“Receiving Party” shall have the meaning ascribed to this term in Section 5.1.
“Representatives” shall have the meaning ascribed to this term in Section 5.1.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Exchange” shall have the meaning ascribed to this term in the recitals to this Agreement.
“Tax” or “Taxes” means (a) any federal, national, provincial, municipal, local or taxes, duties, imposts, levies, or other like assessments in the nature of a tax, in each case, imposed by any Governmental Authority, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and other taxes, and (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above.
“Taxing Authority” means any Governmental Authority responsible for the administration of any Tax.
“Third-Party Claim” shall have the meaning ascribed to this term in Section 6.6.
“Transaction Agreements” means this Agreement and each other agreements, documents or instruments delivered pursuant hereto or otherwise designated in writing by the Parties as a Transaction Agreement, including for the avoidance of doubt the Deed of Adherence that Company shall deliver to DreamSmart at the Closing.
“Transfer” means, with respect to any securities, directly or indirectly (i) transfer, sell, offer to sell, contract or agree to sell, pledge, encumber, grant a security interest in or otherwise dispose of or enter into any agreement to dispose of, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction (including any short sale or any arrangement which establishes a net short position) with respect to, such securities.
Section 1.2Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement.
(b)The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.
(c)Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”
(d)The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
(e)All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.
(f)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
(g)References to a Person are also to its permitted successors and assigns.
(h)The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
(i)All references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.
(j)The Parties have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.
Article II

SHARE EXCHANGE
Section 2.1Share Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Investor the Company Exchange Shares, and in exchange therefor, the Investor agrees to sell to the Company the Investor Exchange Shares.
Section 2.2Closing.
(a)The obligation of the Company to close the transactions contemplated by this Agreement (the “Closing”) is subject to the satisfaction or waiver by the Company at or prior to the Closing Date of (i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date, except (X) to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (Y) the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement, (ii) the Company has received all closing deliveries from the Investor under Section 2.4, and (iii) the Investor has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(b)The obligation of the Investor to the Closing is subject to the satisfaction or waiver by the Investor at or prior to the Closing Date of (i) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date, except (X) to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and (Y) the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement, (ii) the Investor has received all closing deliveries from the Company under Section 2.3, and (iii) the Company has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, on August 4, 2026 or as soon as possible thereafter (the “Closing Date”) (or at such other date and time as the Parties may mutually agree upon in writing). The Closing may be accomplished by facsimile or email (in PDF format) transmission to the respective offices of legal counsel for the Parties of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, with originals to be delivered thereafter. The Parties acknowledge and agree that all transactions occurring at the Closing shall be deemed to be taken, and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been executed and delivered, simultaneously on the Closing Date, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered. Unless the Parties otherwise agree in writing, if the Closing has not been consummated at or prior to 11:59 pm (Hong Kong time) on the six (6) month anniversary of the date hereof, this Agreement shall automatically terminate and become null and void ab initio.
Section 2.3Closing Deliveries by the Company. On the Closing Date, the Company shall:
(a)(i) cause the Company Exchange Shares to be registered in book-entry form in the name of the Investor on the Company’s register of members and (ii) provide to the Investor evidence of such issuance from the Company’s transfer agent; and
(b)deliver or cause to be delivered a joinder signature to DreamSmart’s investor agreement(s).
Section 2.4Closing Deliveries by the Investor. On the Closing Date, the Investor shall deliver or cause to be delivered to the Company:
(a)a duly issued share certificate in the name of the Company representing the Investor Exchange Shares;
(b)a certified true copy of the Register of Members of DreamSmart as of the Closing Date reflecting Company’s ownership of the Investor Exchange Shares and duly certified by the registered office provider of DreamSmart; and
(c)an instrument of transfer executed by the Investor in the form reasonably satisfactory to the Company.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as otherwise disclosed in the Company SEC Reports, the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article III.
Section 3.1Existence and Power. The Company is an exempted company, duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each other Company Group Company is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that have the concept of good standing) under the Laws of the jurisdiction of its incorporation or organization. Each Company Group Company has the requisite power and authority (corporate or otherwise) to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.
Section 3.2Authorization; Execution and Delivery; Binding Obligations. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the Transaction Agreements have been, or prior to the Closing will be, duly executed and delivered by the Company, and when executed and delivered by the Company, assuming due authorization, execution and delivery by the Investor which is a counterparty to such agreement, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.
Section 3.3Valid Issuance of the Company Exchange Shares. The Company Exchange Shares have been duly authorized for issuance and sale to the Investor pursuant to the terms and conditions of this Agreement by all necessary corporate action and, when issued in accordance with the terms and conditions of this Agreement and sold against receipt of consideration therefor, the Company Exchange Shares will be validly issued, fully paid and nonassessable and free and clear of any and all Encumbrances and restrictions on transfer (except for restrictions on transfer under applicable securities Laws and under this Agreement) with the Investor being entitled to all rights accorded to a holder of the Company Class A Ordinary Shares.
Section 3.4Capitalization.
(a)The authorized share capital of the Company is US$50,000 divided into 8,000,000,000 Class A Ordinary Shares of a par value of US$0.000005 each and 1,000,000,000 Class B Ordinary Shares of a par value of US$0.000005 each, and 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Organizational Documents of the Company. 347,029,953 Class A Ordinary Shares and 45,960,916 Class B Ordinary Shares are outstanding as of the date hereof. All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except (A) 23,871,971 warrants to purchase Class A Ordinary Shares (each warrant is exercisable for one Class A Ordinary Share at US$11.50 (subject to adjustment)) outstanding as of the date hereof, and (B) convertible notes issued and issuable pursuant to the convertible note purchase agreement dated November 3, 2025 to which the Company is a party and the securities purchase agreement dated October 30, 2025 to which the Company is a party (each as amended and supplemented), the Company has no other outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
(b)Except as set forth above in Section 3.4(a) or pursuant to the Company’s share incentive plans, there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
Section 3.5No Violation. The execution, delivery and performance by the Company of this Agreement and the Transaction Agreements do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of any of the Company Group Companies, (b) conflict with or violate any Law or Governmental Order applicable to any of the Company Group Companies or the assets, properties or businesses of any of the Company Group Companies or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, Permit or other instrument or arrangement to which any of the Company Group Companies is a party or result in the creation of any Lien upon any of the properties or assets of any of the Company Group Companies, other than, in the case of clauses (b) and (c) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.6Governmental Consents and Approvals. The execution, delivery and performance by the Company of this Agreement and the Transaction Agreements do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, other than any approvals or filings required by the China Securities Regulatory Commission or in connection with or in compliance with any obligations under the Securities Act and the Exchange Act and the rules and regulations of Nasdaq, and, subject to the accuracy of the representations and warranties of the Investor in this Agreement, except, in each case, where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not individually or in the aggregate, result in a Company Material Adverse Effect.
Section 3.7Litigation. There are no Actions by or against any of the Company Group Companies relating to the business or assets of any of the Company Group Companies pending before any Governmental Authority (or, to the Knowledge of the Company, threatened to be brought by or before any Governmental Authority) (a) which would, individually or in the aggregate, result in a Company Material Adverse Effect or (b) that relate to or challenge the validity of this Agreement, any of the Transaction Agreements or the transactions contemplated hereby or thereby.
Section 3.8Compliance with Law. Except as would not (a) adversely affect the ability of the Company to carry out its obligations under this Agreement or (b) have a Company Material Adverse Effect, the Company Group Companies have conducted and continue to conduct their business in accordance with all Laws and Governmental Orders applicable to them. The Company Group Companies hold all material Permits necessary for the lawful conduct of their respective businesses and are in compliance in all material respects with the terms of all such Permits, in each case except for failures to hold or be in compliance with Permits as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.9SEC Reports. The Company has filed or furnished, as the case may be, with the SEC, on a timely basis, all Company SEC Reports (including exhibits and any amendments thereto) required to be filed or furnished by it pursuant to the Securities Act and the Exchange Act. As of its respective date, each Company SEC Report, when it became effective or was filed with the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder, and none of such documents, when they became effective or were filed or furnished with the SEC, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Reports.
Section 3.10Financial Statements. Each of the consolidated balance sheets, and the related consolidated statements of operations, cash flows and changes in equity, included or incorporated in the Company SEC Reports: (a) complied as to form, as of its date of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) has been prepared from, and are in accordance with, the books and records of the Company Group Companies in all material respects, (c) present fairly in all material respects the consolidated financial position of the Company Group Companies as of the dates shown and the results of the consolidated operations, cash flows and changes in equity of the Company and the consolidated Company Group Companies for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to the omission of certain notes, exclusion of cash flow statements in the case of interim financial information and normal year-end and audit adjustments and (d) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto, subject, in the case of any unaudited financial statements, to the omission of certain notes, exclusion of cash flow statements in the case of interim financial information and normal year-end and audit adjustments.
Section 3.11No Material Adverse Effect. Since December 31, 2025 to the date hereof, (a) the Company Group Companies have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (b) there have occurred no event or events that, individually or in the aggregate, has had or would have a Company Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
Section 3.12Anti-Corruption Laws.
(a)During the five (5) year period prior to the date of this Agreement, (i) neither the Company nor, to the Knowledge of the Company, any of its directors, officers, employees or agents acting on behalf of the Company, has made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (x) influencing any official act or decision of such official, party or candidate, (y) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (z) securing any improper advantage, in the case of (x), (y) and (z) above in order to assist the Company or any of the Company Group Companies in obtaining or retaining business for or with, or directing business to, any person; and (ii) neither the Company nor, to the Knowledge of the Company, any of its directors, officers, employees or agents acting on behalf of the Company has made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.
(b)The Company further represents that, during the five (5) year period prior to the date of this Agreement, it has maintained, and has caused each of the Company

Group Companies to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) reasonably designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.
Section 3.13Exempt Offering; Investment Company.
(a)Assuming the truth and accuracy of the representations and warranties of the Investor in this Agreement, the offer and sale of the Company Exchange Shares under this Agreement are or will be exempt from the registration requirements and prospectus delivery requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities Laws and regulations.
(b)The Company is not required to register as, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.
(c)The Company is a sophisticated investor with knowledge and experience in financial and business matters such that the Company is capable of evaluating the merits and risks of the investment in the Investor Exchange Shares. The Company is able to bear the economic risks of an investment in the Investor Exchange Shares.
Section 3.14Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
Section 3.15Outbound Investment Rules. The Company is not a “covered foreign person” within the meaning of 31 C.F.R. § 850.209.
Section 3.16No Special Rights. The sale and issuance of the Company Exchange Shares to the Investor pursuant to this Agreement does not grant the Investor any rights except for (i) the rights provided for under this Agreement, or (ii) rights arising under the Company’s Organizational Documents and applicable laws of the Cayman Islands that are afforded to every holder of Class A Ordinary Shares.
Section 3.17No Additional Representations. The Company acknowledges that the Investor makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, a Transaction Agreement or in any certificate delivered by the Investor to the Company in accordance with the terms hereof and thereof, and specifically (but without limiting the generality of the foregoing) that the Investor makes no representations or warranties with respect to (a) any projections, estimates or budgets delivered or made available to the Company (or any of its Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the DreamSmart Group Companies or (b) the future business and operations of the DreamSmart Group Companies.
Article IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article IV.
Section 4.1Existence. The Investor is a limited liability company, duly organized, validly existing and in good standing under the Laws of Delaware.
Section 4.2Authorization; Execution and Delivery; Binding Obligations. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Investor have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement has been, and the Transaction Agreements to which the Investor is a party have been or prior to the Closing will be, duly executed and delivered by the Investor, and, when executed and delivered by the Investor, assuming due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.
Section 4.3Title to the Investor Exchange Shares. The Investor is the sole and exclusive record owner of the Investor Exchange Shares, free and clear of any and all Encumbrances. The Investor is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Investor Exchange Shares, and other than this Agreement and any of the Transaction Agreements to which it is a party, there are no outstanding contracts or understandings to which the Investor is a party involving the purchase, sale or other acquisition or disposition of the Investor Exchange Shares or any interest therein except for the Investor Rights Agreement dated December 24, 2024 in respect of DreamSmart (“DreamSmart Investor Agreement”). Upon consummation of the Closing in the manner provided in Section 2.4, the Company will have good and valid title to the Investor Exchange Shares, free and clear of all Encumbrances and restrictions on transfer (except for restrictions on transfer under applicable securities Laws, DreamSmart’s Organizational Documents and the DreamSmart Investor Agreement) and the Investor Exchange Shares shall be fully paid and nonassessable with the Company being entitled to all rights accorded to a holder of Investor Exchange Shares. The sale of the Investor Exchange Shares pursuant to this Agreement is not subject to preemptive or other similar rights.
Section 4.4No Violation. The execution, delivery and performance by the Investor of this Agreement and the Transaction Agreements do not and will not (a) violate, conflict with or result in the breach of any provision of Organizational Documents of the Investor, (b) conflict with or violate any Law or Governmental Order applicable to the Investor or the assets, properties or businesses of the Investor, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, Permit or other instrument or arrangement to which the Investor is a party or result in the creation of any Lien upon any of the properties or assets of the Investor, other than, in the case of clauses (b) and (c) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not have, individually or in the aggregate, a material adverse effect on the authority or ability of the Investor to perform its obligations under this Agreement or any of the Transaction Agreements.
Section 4.5Governmental Consents and Approvals. The execution, delivery and performance by the Investor of this Agreement and the Transaction Agreements do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, other than any approvals or filings required in connection with or in compliance with any obligations under the Securities Act and the Exchange Act and the rules and regulations of Nasdaq, and, subject to the accuracy of the representations and warranties of the Company in this Agreement, except, in each case, where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not individually or in the aggregate, result in a material adverse effect on the authority or ability of the Investor to perform its obligations under this Agreement or any of the Transaction Agreements.
Section 4.6Litigation. There are no Actions by or against the Investor or relating to the business or assets of the Investor pending before any Governmental Authority (or, to the Knowledge of the Investor, threatened to be brought by or before any Governmental Authority) that relate to or challenge the validity of this Agreement, any of the Transaction Agreements or the transactions contemplated hereby or thereby.
Section 4.7Status and Investment Intent.

(a)The Investor is a sophisticated investor with knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the investment in the Company Exchange Shares. The Investor is able to bear the economic risks of an investment in the Company Exchange Shares.
(b)Own Account. The Investor is acquiring the Company Exchange Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Investor does not have any direct or indirect arrangement, or understanding with any other person to distribute, or regarding the distribution of the Company Exchange Shares in violation of the Securities Act or any other applicable state securities law. The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
(c)No General Solicitation. The Investor was not identified or contacted through the marketing of the transactions contemplated by this Agreement. The Investor did not contact the Company as a result of any general solicitation or directed selling efforts. The purchase of the Company Exchange Shares by the Investor was not solicited by or through anyone other than the Company.
(d)Restricted Securities. The Investor acknowledges that the Company Exchange Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law, and the Company Exchange Shares will bear a restrictive legend substantially in the form set forth in Section 4.8. The Investor further acknowledges that, absent an effective registration under the Securities Act, the Company Exchange Shares may only be offered, sold or otherwise transferred (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (C) pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 of the Securities Act. Assuming the validity of the representations of the Company, the Investor further acknowledges that the Company is not required to register the Company Exchange Shares. The Investor represents and warrants that such Investor will not sell, transfer or otherwise dispose of the Company Exchange Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act.
(e)Status. The Investor is either (x) a non-U.S. person located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act or (y) both an “accredited investor”, as that term is defined in Rule 501 of Regulation D under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act acting for its own account (and not for the account of others). The Investor has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.
(f)FINRA. The Investor does not, directly or indirectly, own more than five percent (5%) of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.
Section 4.8Legend. The Investor understands that the certificate representing the Company Exchange Shares will bear a legend to the following effect:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN

THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER APPLICABLE SECURITIES LAWS, AND (B) IF NOT IN COMPLIANCE WITH THE SHARE EXCHANGE AGREEMENT BETWEEN THE COMPANY AND QUALCOMM VENTURES LLC, DATED [•] (THE “AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE AGREEMENT SHALL BE VOID.
Section 4.9Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.
Section 4.10No Additional Representations. The Investor acknowledges that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, a Transaction Agreement or in any certificate delivered by the Company to the Investor in accordance with the terms hereof and thereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representations or warranties with respect to (a) any projections, estimates or budgets delivered or made available to the Investor (or any of its Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company Group Companies or (b) the future business and operations of the Company Group Companies.
Article V

ADDITIONAL AGREEMENTS
Section 5.1Confidentiality. Each of the Parties agrees to keep, and cause its Affiliates and its and its Affiliates’ directors, officers, employees, accountants, agents, counsel and other representatives (collectively, “Representatives”) to keep, confidential any information provided to such Party (the “Receiving Party”) in connection with the transactions contemplated by this Agreement and the Transaction Agreements by the other Party (the “Providing Party”) as confidential (“Confidential Information”), unless (a) such information was or becomes generally available to the public (other than as a result of a breach of this Section 5.1 by the Receiving Party, its Affiliates or their Representatives), (b) such information was available or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party, its Affiliates or their Representatives) that, to the Receiving Party’s knowledge, is not and was not prohibited from disclosing such information to such Receiving Party by a contractual, legal or fiduciary obligation to the Providing Party, (c) the Receiving Party or its Representatives independently develop such information without reliance on or reference to the confidential information provided by the Providing Party, or (d) the Receiving Party is required by applicable Law or any Governmental Order to disclose such information; provided, however, that in an event specified in clause (d) above, the Receiving Party shall, to the extent permitted by Law, provide the Providing Party with prompt prior written notice of such required disclosure and that the Receiving Party shall disclose only that portion of the confidential information that is legally required. For the avoidance of doubt, (i) nothing herein shall modify any existing or future non-disclosure agreement in existence between the parties or their Affiliates and (ii) either Party may disclose Confidential Information to its Affiliates and Representatives in the ordinary course of accounting for and monitoring the transactions covered under this Agreement.
Section 5.2Tax Matters

(a)All equity transfer, real property transfer or gains Taxes, documentary, sales, use, registration, value-added, recording, gross receipts, conveyance, excise, license, stamp and other similar Taxes (including interest, penalties and additions thereto) imposed under applicable Law in connection with the transactions contemplated hereby shall be borne by the party incurring any such Taxes.
(b)The Parties hereby acknowledge, covenant and agree that the Company shall not bear any Tax assessed by the applicable PRC Taxing Authority on the Investor, or any other Tax of a nature that is required by applicable Law to be paid by the Investor with respect to the sale of the Investor Exchange Shares pursuant to this Agreement.
(c)To the extent required by the applicable Law of the PRC relating to Tax, the Investor shall, at its own expense, comply with any Tax reporting, filing, payment and document submission obligations imposed on it in respect of the sale of the Investor Exchange Shares. The Investor shall provide the Company and the Company Group Companies with such information and assistance as may be reasonably requested by the Company in connection with any Tax reporting, filing, withholding, payment, response to inquiry or other communication with the applicable PRC Taxing Authority in respect of the transactions contemplated hereby, to the extent that such information or assistance by the Investor is not restricted under applicable Law or contracts in effect on the date hereof to which the Investor is a party.
(d)The Company and the Company Group Companies shall provide the Investor with all information and assistance, in a timely manner, that is reasonably requested by the Investor in connection with Tax reporting and payment of any Tax imposed by the applicable PRC Taxing Authority in respect of the sale of the Investor Exchange Shares and related Tax proceedings and communications with the applicable PRC Taxing Authority, to the extent that such information or assistance by the Company or the Company Group Companies is not restricted under applicable Law or contracts in effect on the date hereof to which any of the Company or Company Group Companies is a party.
(e)If either Party fails to comply with, or breaches, any of its Tax-related obligations under applicable Law of the PRC or this Section 5.2, that Party (the “Breaching Party”) shall indemnify and hold harmless the other Party and, as applicable, the Company Group Companies (the “Non‑Breaching Parties”), on an after-tax basis, forthwith on demand from and against all Taxes, any lower cost basis and all costs, expenses, demands, liabilities, losses and damages incurred or suffered by the Non‑Breaching Parties arising out of, resulting from or in connection with any default or breach by the Breaching Party of any of its obligations under applicable Law of the PRC relating to Tax and this Section 5.2.
Section 5.3Lock Up Period. Notwithstanding any other provision of this Agreement, the Investor shall not, without the prior written consent of the Company, Transfer the Company Exchange Shares or any portion thereof for a period of six (6) months after the Closing Date, provided, that the Investor may Transfer the Company Exchange Shares or any portion thereof to any Affiliate, that is neither a competitor of the Company (as reasonably determined by the Company in consultation with the Investor) nor a Person sanctioned by any sanction authority, if such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement, including this Section 5.3.
Section 5.4Anti-Corruption Laws. Prior to the Closing, the Company shall not, and shall not permit any of the Company Group Companies or, to the Knowledge of the Company, any of its or their Representatives to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of the Company Group Companies to, cease all of its or their respective activities reasonably determined by the Company to be in violation of the FCPA or any other applicable anti-bribery or anti-corruption law, and shall take all commercially reasonable actions to remediate any actions taken by the Company or the Company Group Companies or any of its or their respective Representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of the Company Group Companies to, maintain reasonable systems or internal controls reasonably designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

Article VI

INDEMNIFICATION
Section 6.1Survival of Representations and Warranties.
(a)The representations and warranties of the Company contained in this Agreement shall survive the Closing until six (6) months after the Closing; provided, however, that the Company Fundamental Reps shall survive until the expiration of the applicable statute of limitations.
(b)The representations and warranties of the Investor contained in this Agreement shall survive the Closing until six (6) months after the Closing; provided, however, that the Investor Fundamental Reps shall survive until the expiration of the applicable statute of limitations.
Section 6.2Indemnification by the Company. Following the Closing, the Company shall indemnify and hold harmless the Investor and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each an “Investor Indemnified Party”) for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) (each, a “Loss”) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:
(a)the failure of any representation or warranty made by the Company under this Agreement to be true and accurate when made; or
(b)the breach or violation of, or failure to perform or fulfill, any covenant or agreement by the Company contained in this Agreement.
Section 6.3Limits on Indemnification by the Company. Notwithstanding anything to the contrary contained in this Agreement:
(a)Company shall not be liable for any claim for indemnification pursuant to Section 6.2(a) unless and until the aggregate amount of indemnifiable Losses which may be recovered from Company equals or exceeds $1,000,000, whereupon the Investor Indemnified Party shall be entitled to indemnification only for the Losses in excess of $1,000,000, except for fraud or willful misconduct by the Company in which case there shall be no deductible; and
(b)the maximum amount of indemnifiable Losses which may be recovered by the Investor Indemnified Parties from Company arising out of or resulting from the causes set forth in Section 6.2(a) shall be an amount equal to $12,600,000.00.
Section 6.4Indemnification by the Investor. Following the Closing, the Investor shall indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each a “Company Indemnified Party”), for and against any and all Losses actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:
(a)the failure of any representation or warranty made by the Investor under this Agreement to be true and accurate when made; or
(b)the breach or violation of, or failure to perform or fulfill, any covenant or agreement by the Investor contained in this Agreement.

Section 6.5Limits on Indemnification by the Investor. Notwithstanding anything to the contrary contained in this Agreement:
(a)the Investor shall not be liable for any claim for indemnification pursuant to Section 6.4(a) unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $1,000,000, whereupon the Company Indemnified Party shall be entitled to indemnification only for the Losses in excess of $1,000,000 except for fraud or willful misconduct by the Investor in which case there shall be no deductible; and
(b)the maximum amount of indemnifiable Losses which may be recovered by the Company Indemnified Parties from the Investor arising out of or resulting from the causes set forth in Section 6.4(a) shall be an amount equal to $12,600,000.00.
Section 6.6Third-Party Claims. If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a “Third-Party Claim”) against it or which may give rise to a claim for Loss under this Article VI, within thirty (30) calendar days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third-Party Claim; provided, however, that the failure to provide such notice shall not release any Indemnifying Party from any of its obligations under this Article VI except to the extent that such Indemnifying Party is materially prejudiced by such failure and shall not relieve such Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VI. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third-Party Claim, then such Indemnifying Party, as the case may be, shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives notice of such intention to do so to the Indemnified Party within fourteen (14) calendar days of the receipt of notice from any Indemnified Party of such Third-Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to any Indemnifying Party, at such Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by such Indemnifying Party. Similarly, in the event any Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, such Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to any Indemnified Party, at such Indemnifying Party’s expense, all such witnesses, records, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as is reasonably required by any Indemnified Party. No Third-Party Claim may be settled (i) by any Indemnified Party without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) if the Indemnifying Party acknowledges in writing its obligation to indemnify such Indemnified Party hereunder against any Losses that may result from such Third-Party Claim or (ii) by any Indemnifying Party without the prior written consent of the Indemnified Party, except, in the case of (ii) only, where settlement of such Third-Party Claim (A) includes an unconditional release of the Indemnified Party from all liability arising out of such Action, audit, demand or assessment and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
Section 6.7Exclusive Remedy. Following the Closing, indemnification as set forth in this Article VI shall be the exclusive remedy available, (a) to the Company, with respect to any breaches of any representations and warranties, covenants or agreement by the Investor in this Agreement and (b) to the Investor, with respect to any breaches of any representations and warranties, covenants or agreement by the Company in this Agreement, except in each case pursuant to Section 7.2 (which remedies shall, for the avoidance of doubt, be in addition to the remedies set forth in this Article VI).
Article VII

MISCELLANEOUS
Section 7.1Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person or by internationally recognized overnight courier service or (ii) on the date of confirmation of receipt of transmission by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.1):
(a)If to the Company, to:
ECARX HOLDINGS INC.
Second Floor North International House 1 St. Katharine’s Way London E1W 1UN United Kingdom
Email: ****** and ******
(b)
(c)If to the Investor, to:
Qualcomm Ventures LLC
******
Attention: ******
Email: ****** and ****** (with a copy to ******and ******)

Section 7.2Specific Performance. The Parties acknowledge and agree that irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, it shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other undertaking.
Section 7.3Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of Company Class A Ordinary Shares or Investor Exchange Shares, then, upon the occurrence of any subdivision, combination or share or extraordinary dividend of or on Company Class A Ordinary Shares or Investor Exchange Shares with an effective or record date from the date hereof until the Closing, the specific number of such shares so referenced in this Agreement shall be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or dividend.
Section 7.4Amendment. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by the Company and the Investor.
Section 7.5Waiver and Extension.

(a)The Company may (i) extend the time for the performance of any of the obligations or other acts of the Investor, (ii) waive any inaccuracies in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto or (iii) waive compliance with any of the agreements of the Investor or conditions to the Company’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Company.
(b)The Investor may (i) extend the time for the performance of any of the obligations or other acts of the Company, (ii) waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto or (iii) waive compliance with any of the agreements of the Company or conditions to the Investor’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Investor.
(c)No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 7.5 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 7.5 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates. The failure of the Company on the one hand, or the Investor, on the other hand, to assert any of their respective rights hereunder shall not constitute a waiver of any of such rights.
Section 7.6Fees and Expenses. Each Party shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.
Section 7.7Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by the Company without the Investor’s written consent or by the Investor without the Company’s written consent. Any assignment in violation of this Section 7.7 shall be null and void.
Section 7.8No Third-Party Beneficiaries. Except for the provisions of Article VI relating to the Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.
Section 7.9Governing Law; Arbitration.
(a)This Agreement and any dispute, controversy or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the Laws of the State of New York (without regard to its conflicts of laws rules that would mandate the application of the Laws of another jurisdiction).
(b)Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each a “Dispute”) shall be finally settled by arbitration.
(i)The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”).
(ii)The law of this arbitration clause as set forth in this Section 7.9(b) shall be Hong Kong law.
(iii)The number of arbitrators shall be three (3). In the event that there are more than two parties to an arbitration, one arbitrator shall be appointed by the Investor and one arbitrator shall be appointed by the Company. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two Party-appointed arbitrators. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules.
(iv)The language to be used in the arbitration proceedings shall be English.
(v)Subject to the agreement of the arbitral tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the arbitral tribunal already appointed to hear the existing Dispute(s).
(vi)The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties.
(vii)Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.
Section 7.10Entire Agreement. This Agreement and the Transaction Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and the Transaction Agreements and supersede all prior agreements and understandings, both oral and written, between the Parties and/or their Affiliates with respect to the subject matter of this Agreement and the Transaction Agreements.
Section 7.11Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Investor shall negotiate in good faith to modify or amend this Agreement so as to effect the original intent of both the Company and the Investor as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
Section 7.12Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ECARX HOLDINGS INC.
By:     /s/ Ziyu Shen
    Name:    Ziyu Shen
    Title:    Director

QUALCOMM VENTURES LLC
By:     /s/ Shannon Gallagher-Bolton
    Name:    Shannon Gallagher-Bolton
    Title:    Authorized Signatory

[Signature Page to Share Exchange Agreement]